                                                                  EXHIBIT 3.2.10

                         AMENDED AND RESTATED BYLAWS OF

                          SCI ENCLOSURES (DENTON) INC.

                    (initially adopted on November 25, 2002)

                               TABLE OF CONTENTS

                                                                                                                       PAGE
                                                                                                                       ----
1.       Offices......................................................................................................   1

         1.1      Registered Office...................................................................................   1
         1.2      Other Office........................................................................................   1

2.       Meetings of Shareholders.....................................................................................   1

         2.1      Place of Meetings...................................................................................   1
         2.2      Annual Meeting......................................................................................   1
         2.3      Special Meetings....................................................................................   1
         2.4      Notice and Waivers of Notice........................................................................   1
         2.5      Record Date.........................................................................................   2
         2.6      Voting List.........................................................................................   2
         2.7      Quorum of Shareholders..............................................................................   2
         2.8      Withdrawal of Quorum................................................................................   3
         2.9      Voting on Matters Other Than the Election of Directors..............................................   3
         2.10     Voting in the Election of Directors.................................................................   3
         2.11     Method of Voting....................................................................................   3
         2.12     Action Without Meetings.............................................................................   3

3.       Directors....................................................................................................   4

         3.1      Powers..............................................................................................   4
         3.2      Number; Qualifications..............................................................................   4
         3.3      Election............................................................................................   4
         3.4      Resignation.........................................................................................   4
         3.5      Removal of Directors................................................................................   4
         3.6      Vacancies...........................................................................................   5

4.       Meetings of the Board of Directors...........................................................................   5

         4.1      Place...............................................................................................   5
         4.2      Regular Meetings....................................................................................   5
         4.3      Special Meetings....................................................................................   5
         4.4      Notice and Waiver of Notice.........................................................................   5
         4.5      Quorum of Directors.................................................................................   5
         4.6      Action Without Meetings.............................................................................   6
         4.7      Committees..........................................................................................   6
         4.8      Compensation........................................................................................   7

5.       Officers.....................................................................................................   7

         5.1      Election, Number, Qualification, Term, Compensation.................................................   7
         5.2      Removal.............................................................................................   7
         5.3      Vacancies...........................................................................................   7
         5.4      Authority...........................................................................................   7
         5.5      Chairman of the Board...............................................................................   7

                               TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                                       PAGE
                                                                                                                       ----
         5.6      Chief Executive Officer.............................................................................   7
         5.7      President...........................................................................................   8
         5.8      Vice-President......................................................................................   8
         5.9      Secretary...........................................................................................   8
         5.10     Assistant Secretary.................................................................................   8
         5.11     Chief Financial Officer.............................................................................   8
         5.12     Assistant Treasurer... .............................................................................   9

6.       Certificates Representing Shares.............................................................................   9

         6.1      Certificates........................................................................................   9
         6.2      Payment, Issuance...................................................................................   9
         6.3      Lost, Stolen or Destroyed Certificates..............................................................   9
         6.4      Registration of Transfer............................................................................   9
         6.5      Registered Owner...................................................................................   10

7.       Dividends...................................................................................................   10

         7.1      Declaration and Payment............................................................................   10
         7.2      Reserves...........................................................................................   10

8.       Protection of Officers, Directors and Employees.............................................................   10

         8.1      Indemnification....................................................................................   10
         8.2      Indemnification for Reasonable Expenses............................................................   11
         8.3      Expenses Advanced..................................................................................   11
         8.4      Insurance..........................................................................................   12
         8.5      Officers, Employees and Agents.....................................................................   12
         8.6      Other Protection and Indemnification...............................................................   12
         8.7      Notice of Indemnification of or Advance of Expenses................................................   12

9.       General Provisions..........................................................................................   12

         9.1      Fiscal Year........................................................................................   12
         9.2      Seal...............................................................................................   12
         9.3      Minutes............................................................................................   12
         9.4      Amendment..........................................................................................   13
         9.5      Notice.............................................................................................   13

                         AMENDED AND RESTATED BYLAWS OF

                          SCI ENCLOSURES (DENTON) INC.

                                   1. Offices

         1.1 Registered Office. The registered office of the corporation shall be fixed in the corporation's articles of incorporation.

         1.2 Other Office. The corporation may also have offices at such other places within or without the State of Texas as the Board of Directors may from time to time determine or the business of the corporation may require.

                           2. Meetings of Shareholders

         2.1 Place of Meetings. Meetings of shareholders shall be held at any place, within or outside the State of Texas, designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal office of the corporation.

         2.2 Annual Meeting. The annual meeting of shareholders for the election of directors and such other business as may properly be brought before the meeting shall be held at such place within or without the State of Texas and at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         2.3 Special Meetings. Special meetings of the shareholders may be called (a) by the Board of Directors, the chairman of the board, the chief executive officer or the president (in the absence of a chief executive officer) or (b) by the holders of at least 10% of all the shares entitled to vote at the proposed meeting. The record date for determining shareholders entitled to call a special meeting shall be the date the first shareholder signs the call and notice of that meeting. Only business within the purpose or purposes described in the notice of a special meeting of shareholders may be conducted at such meeting.

         2.4      Notice and Waivers of Notice.

         (a) Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty
(60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the share transfer records of the corporation.

         (b) Notice may be waived in writing signed by the person or persons entitled to such notice. Such waiver may be executed at any time before or after the holding of such meeting. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

         (c) Any notice required to be given to any shareholder, under any provision of the Texas Business Corporation Act (the "TBCA") or the articles of incorporation or Bylaws of the corporation, need not be given to a shareholder if (1) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to that person, addressed at his address as shown on the records of the corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such a person shall have the same force and effect as if the notice had been duly given and, if the action taken by the corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the corporation a written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         2.5 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, the Board of Directors may in advance establish a record date which must be at least ten
(10) nor more than sixty (60) days prior to such meeting. If the Board of Directors fail to establish a record date, the record date shall be the date on which notice of the meeting is mailed.

         2.6      Voting List.

         (a) The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or vote at any meeting of shareholders.

         (b) Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

         (c) An officer or agent having charge of the stock transfer books who shall fail to prepare the list of shareholders or keep the same on file for a period of ten days, or produce and keep it open for inspection as provided in this section, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting reasonably to enable him to comply with the duties prescribed by these Bylaws, the corporation, but not such officer or agent shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

         2.7 Quorum of Shareholders. With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting, in person or by proxy, unless otherwise provided in the articles of incorporation in accordance with the TBCA. Unless otherwise provided in the articles of incorporation, the shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may power to adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

         2.8 Withdrawal of Quorum. Unless otherwise provided in the articles of incorporation, once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.

         2.9 Voting on Matters Other Than the Election of Directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the articles of incorporation in accordance with the TBCA.

         2.10 Voting in the Election of Directors. Unless otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         2.11     Method of Voting.

         (a) Unless otherwise provided in the articles of incorporation or the TBCA, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Any shareholder may vote either in person or by proxy executed in writing by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

         (b) Every shareholder entitled to vote at such election shall have the right (i) to vote the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has the right to vote or (ii) unless cumulative voting is prohibited by the articles of incorporation and subject to the TBCA, to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. Cumulative voting shall not be allowed in an election of directors unless a shareholder who intends to cumulate his votes shall have given written notice of his intention to the secretary of the corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes. All shareholders entitled to vote cumulatively may cumulate their votes if any shareholder gives the written notice provided for herein.

         2.12     Action Without Meetings.

         (a) Any action required or which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote of the shareholders.

         (b) To the extent so provided in the articles of incorporation, any action required by law to be taken at any annual or special meeting of shareholders, or any action that may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present or represented and voted.

         (c) Every written consent shall bear the date of signature of each shareholder who signs the consent. No written consent shall be effective to take the action that is the subject of the consent unless, within 60 days after the date of the earliest dated consent delivered to the corporation in the manner required by law, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent delivered to the corporation by delivery to its registered office, to its principal office or to an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the corporation's principal office shall be addressed to the President or the chief executive officer of the corporation.

         (d) A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this section.

         (e) Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

                                  3. Directors

         3.1 Powers. The powers of the corporation shall be exercised by or under authority of, and the business and affairs of the corporation and all corporate powers shall be managed under the direction of the Board of Directors.

         3.2 Number; Qualifications. The Board of Directors shall consist of one or more members. The number of Directors is initially set at two (2), but thereafter, the number thereof will be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

         3.3 Election. The directors shall be elected at the annual meeting of the shareholders, and each director elected shall hold office until the next succeeding annual meeting or until his successor shall have been elected and qualified.

         3.4 Resignation. Any director may resign at any time by giving written notice to the president or secretary. Such resignation shall take effect at the time specified in the notice, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.5      Removal of Directors.

         (a) At any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Wherever the holders of any class or series of shares entitled to elect one or more directors by the provisions of the articles of incorporation, only the holders of shares of that class or series shall be entitled to vote for or against the removal of any director elected by the holders of that class or series.

         (b) Unless cumulative voting is prohibited by the articles of incorporation, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

         3.6      Vacancies.

         (a) Any vacancy in the Board of Directors may be filled in accordance with paragraph (c) below or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         (b) A directorship to be filled by reason of an increase in the number of directors may be filled in accordance with paragraph (c) below or may be filled by the Board of Directors for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

         (c) Any vacancy occurring in the Board of Directors or any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of shareholders called for that purpose.

                      4. Meetings of the Board of Directors

         4.1 Place. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

         4.2 Regular Meetings. Regular meetings of the Board of Directors may be held upon notice, or without notice unless notice is required under these Bylaws and at such time and at such place as shall from time to time be determined by the Board of Directors.

         4.3 Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the board, the chief executive officer or the president and shall be called by the secretary on the written request of any two directors. Notice of each special meeting of the Board of Directors shall be given to each director at least twenty-four (24) hours before the meeting is scheduled to convene.

         4.4 Notice and Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Except as may be otherwise provided by law or by the articles of incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         4.5 Quorum of Directors. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         4.6 Action Without Meetings. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be.

         4.7      Committees.

         (a) The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth below and in the TBCA.

         (b) No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

                  1. amending the articles of incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the articles of incorporation or the Bylaws, exercise the authority of the Board of Directors vested in it in accordance with article 2.13 of the TBCA;

                  2. proposing a reduction of the stated capital of the corporation in the manner permitted by article 4.12 of the TBCA;

                  3. approving a plan of merger or share exchange of the corporation;

                  4. recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business;

                  5. recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof;

                  6. amending, altering, or repealing the Bylaws of the corporation or adopting new bylaws of the corporation;

                  7.       filling vacancies in the Board of Directors;

                  8. filling vacancies in or designating alternate members of any such committee;

                  9. filling any directorship to be filled by reason of an increase in the number of directors;

                  10. electing or removing officers of the corporation or members or alternate members of any such committee;

                  11. fixing the compensation of any member or alternate members of such committee; or

                  12. altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

         (c)      Unless the resolution designating a particular committee, the articles of incorporation, or the Bylaws expressly so provide, no committee of the Board of Directors shall have the authority to authorize a distribution or to authorize the issuance of shares of the corporation.

         (d) The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

         4.8 Compensation. Directors shall receive such compensation for their services as director as may be determined by resolution of the Board of Directors. The receipt of such compensation shall not preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                                  5. Officers

         5.1 Election, Number, Qualification, Term, Compensation. The officers of the corporation shall be elected by the Board of Directors and shall consist of a president and a secretary. The Board of Directors may also elect a chairman of the board, a chief executive officer, one or more vice-presidents, a treasurer, one or more assistant secretaries and one or more assistant treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors by resolution not inconsistent with these Bylaws. Two or more offices may be held by the same person.

         5.2 Removal. The officers of the corporation shall hold office until their successors are elected or appointed and qualify, or until their death or until their resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

         5.3 Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

         5.4 Authority. Officers and agents shall have such authority and perform such duties in the management of the corporation as may be provided in these Bylaws.

         5.5 Chairman of the Board. The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or as may be prescribed by these Bylaws.

         5.6 Chief Executive Officer. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the chairman of the board, if there be such an officer, the chief executive officer shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and affairs of the corporation and shall report directly to the Board of Directors, with all other officers, officials, employees and agents reporting directly or indirectly to him. The chief executive officer shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall preside at all meetings of the shareholders and, in the absence of a chairman of the board, at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

         5.7 President. In the absence or disability of the chief executive officer, the president shall perform all the duties of the chief executive officer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the chief executive officer. The president shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors, these Bylaws, the chief executive officer or the chairman of the board.

         5.8 Vice-President. In the absence or disability of the president, the vice presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a vice president designated by the Board of Directors, shall perform all the duties of the president and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, these Bylaws, the chairman of the board, the chief executive officer or, in the absence of a chief executive officer, the president.

         5.9 Secretary. The secretary shall keep or cause to be kept, at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders. The minutes shall show the time and place of each meeting, whether regular or special (and, if special, how authorized and the notice given), the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof.

         The secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates evidencing such shares, and the number and date of cancellation of every certificate surrendered for cancellation.

         The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required to be given by law or by these Bylaws. He shall keep the seal of the corporation, if one be adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Bylaws.

         5.10 Assistant Secretary. The assistant secretary, or, if there is more than one, the assistant secretaries in the order determined by the shareholders or Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

         5.11 Chief Financial Officer. The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital retained earnings, and shares. The books of account shall at all reasonable times be open to inspection by any director.

         The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the chief executive officer or, in the absence of a chief executive officer, the president and directors, whenever they request it, an account of all his transactions as chief financial officer and of the financial condition of the corporation, and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

         The chief financial officer shall be the treasurer of the corporation.

         5.12 Assistant Treasurer. The assistant treasurer, or, if there is more than one, the assistant treasurers, in the order determined by the shareholders or Board of Directors (or if there be no such determination, then in the order of their election), shall, in the absence of the chief financial officer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or these Bylaws.

                      6. Certificates Representing Shares

         6.1 Certificates. The shares of the corporation shall be represented by certificates signed by the chief executive officer, the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of the chief executive officer, the president or vice-president and the secretary or assistant secretary upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. The certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

         6.2 Payment, Issuance. Shares may be issued for such consideration, not less than the par value thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration fixed therefor has been paid.

         6.3 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such terms and conditions as it deems expedient and may require such indemnities as it deems adequate to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

         6.4 Registration of Transfer. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transaction recorded upon the books of the corporation.

         6.5 Registered Owner. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as of the record date as the owner of shares to receive dividends or other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas. The person in whose name the shares are or were registered in the stock transfer books of the corporation as of the record date shall be deemed to be the owner of the shares registered in his name at that time. Neither the corporation nor any of its officers, directors, or agents shall be under any liability for making such a distribution to a person in whose name shares were registered in the stock transfer books as of the record date or to the heirs, successors, or assigns of the person, even though the person, or his heirs, successors, or assigns, may not possess a certificate for shares.

                                  7. Dividends

         7.1 Declaration and Payment. Subject to the TBCA and the articles of incorporation, dividends may be declared by the Board of Directors, in its discretion, at any regular or special meeting, pursuant to law and may be paid in cash, in property or in the corporation's own shares.

         7.2 Reserves. Before payment of any dividend, the Board of Directors, by resolution, may create a reserve or reserves out of the corporation's surplus or designate or allocate any part or all of such surplus in any manner for any proper purpose or purposes, and may increase, create, or abolish any such reserve, designation, or allocation in the same manner.

               8. Protection of Officers, Directors and Employees

         8.1 Indemnification. The corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (which term shall mean any threatened or pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding) because the person is or was a director of the corporation, or who, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (such person being referred to in this part 8 as an indemnified person) as follows:

         (a) An indemnified person shall be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including, without limitation, court costs and attorneys fees) actually incurred by the indemnified person in connection with the proceeding; but if an indemnified person (i) is found liable to the corporation or (ii) is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in his official capacity (as such term is defined in Art. 2.02-1.A of the TBCA), the indemnification (x) shall be limited to reasonable expenses actually incurred by the director in connection with the proceeding and (y) shall not be made in respect of any proceeding in which the indemnified person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation.

         (b) An indemnified person shall be indemnified against obligations resulting from the proceedings referred to in paragraph (a) above only if it is determined in accordance with paragraph (c) below that he conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity, that his conduct was in the corporation's best interest, and in all other cases that his conduct was at least not opposed to the corporation's best interests. In the case of any criminal proceeding, an additional determination must be made that such indemnified person had no reasonable cause to believe his conduct was unlawful.

         (c) A determination of indemnification under paragraph (b) above must be made:

                  (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

                  (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the Board of Directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

                  (iii) by special legal counsel selected by the Board of Directors or a committee of the Board of Directors by vote as set forth in (i) or (ii) above, or, if such quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or

                  (iv) by the shareholders in a vote that excludes the shares held by directors who are named defendants or respondents in the proceeding.

         (d) Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as is the determination that indemnification is permissible, as set forth in paragraph (c) above, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to the reasonableness of expenses must be made in the manner specified in clause (iii) of paragraph (c) above for the selection of special counsel.

         (e) The indemnification permitted under this section 8.1 shall be mandatory and this paragraph (e) shall be deemed, in accordance with Article 2.02-1.G. of the TBCA, to constitute authorization of indemnification in the manner required by this section 8.1 and by Article 2.02-1.G. of the TBCA.

         8.2 Indemnification for Reasonable Expenses. The corporation shall indemnify an indemnified person against reasonable expenses (including, without limitation, court costs and attorneys fees) incurred by him in connection with a proceeding in which he is named defendant or respondent because he is or was an indemnified person if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

         8.3 Expenses Advanced. The corporation may pay or reimburse in advance of the final disposition of a proceeding any reasonable expenses (including, without limitation, court costs and attorneys fees) incurred by an indemnified person who was, is, or is threatened to be made a named defendant or respondent in a proceeding, and without the necessity of making any of the determinations specified in section 8.1(c) and 8.1(d) hereof, after the corporation receives a written affirmation by the indemnified person of his good faith belief that he has met the standard of conduct necessary for indemnification as set forth herein and a written undertaking by or on behalf of the indemnified person containing the unlimited general obligation of the indemnified person to repay the amount paid or reimbursed if it is ultimately determined that he has not met those requirements. Notwithstanding any other provision of this part 8, the corporation may pay or reimburse expenses incurred by an indemnified person in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         8.4 Insurance. The corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or an officer, employee, agent of the corporation or who is or was serving at the request of the corporation as a director, officer, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify such person against that liability under these Bylaws or the TBCA.

         8.5 Officers, Employees and Agents. An officer of the corporation shall be indemnified to the same extent as a director, and is entitled to seek indemnification under this part 8 to the same extent as a director. The corporation may indemnify and advance expenses to an employee or agent of the corporation, and persons who are not or were not officers, employees, or agents of the corporation but who are or were serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the same extent that it may indemnify and advance expenses to directors under this part 8 or to such further extent as may be permitted or required by law.

         8.6 Other Protection and Indemnification. The protection and indemnification provided hereunder shall not be deemed exclusive of any other rights to which such person may be entitled under any agreement, insurance policy, vote of shareholders, law, or otherwise.

         8.7 Notice of Indemnification of or Advance of Expenses. Any indemnification of or advance of expenses to a person in accordance with this part 8 shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting pursuant to Article 9.10.A, of the TBCA, as amended, and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

                             9. General Provisions

         9.1 Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

         9.2 Seal. The corporate seal shall be in such form as may be prescribed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

         9.3 Minutes. The corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving names and addresses of all shareholders and the number and class of the shares held by each.

         9.4 Amendment. Unless otherwise provided by the articles of incorporation or unless the shareholders in amending, adopting or repealing a particular Bylaw provision expressly provide that the directors may not amend or repeal such provision, these Bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors, at any meeting of the Board of Directors at which a quorum is present. Unless otherwise provided in the articles of incorporation or by a bylaw provision by the shareholders as to all or some portion of these Bylaws, the shareholders may amend, repeal, or adopt bylaws of the corporation at any meeting of the shareholders, provided that notice of the meeting provided notice of the proposed bylaw provision, even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

         9.5 Notice. Any notice to directors or shareholders shall be in writing and shall be delivered personally or mailed to the directors or shareholders at their respective addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice to directors may also be given by telegram. Whenever any notice is required to be given under the provisions of applicable statutes or of the articles of incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                          SCI ENCLOSURES (DENTON) INC.

                           CERTIFICATE OF ADOPTION OF

                           AMENDED AND RESTATED BYLAWS

         The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of SCI Enclosures (Denton), Inc. and that the foregoing Amended and Restated Bylaws, comprising thirteen (13) pages, were adopted as the corporation's Bylaws on November 25, 2002 by the corporation's Sole Shareholder.

         IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 25th day of November, 2002.

                                       /s/  Michael M. Sullivan
                                      ------------------------------------------
                                      Michael Sullivan, Secretary